EXHIBIT 99.1

GORDON & SILVER, LTD.

WILLIAM M. NOALL, ESQ.

Nevada Bar No. 3549

MATTHEW C. ZIRZOW, ESQ.

Nevada Bar No. 7222

3960 Howard Hughes Parkway, 9th Fl.

Las Vegas, Nevada  89109

Tel: (702) 796-5555

Fax: (702) 369-2666

E-mail: wmn@gordonsilver.com

Attorneys for Debtors

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:	Case No.: BK-S-01-22706-RCJ
DECISIONLINK, INC., a Delaware corporation,	Chapter 11

Debtor. /

Case No.: BK-S-01-23229-RCJ
In re	Chapter 11
FCI ENVIRONMENTAL, Inc., a Nevada corporation,	(Jointly Administered)

	Date:	November 19, 2002
Debtor. /	Time:	1:30 p.m.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION FOR
DECISIONLINK, INC. AND FCI ENVIRONMENTAL, INC.

On November 19, 2002, this Court held a hearing to consider confirmation of the Joint Plan of Reorganization for DecisionLink, Inc. and FCI Environmental, Inc. (the “Plan”).(1)  DecisionLink, Inc., a Delaware corporation (“DecisionLink”), formerly known as FiberChem, Inc., and FCI Environmental, Inc., a Nevada corporation (“FCI” and, together with DecisionLink, the “Debtors”), appeared by and through their counsel, William M. Noall, Esq., of the law firm of Gordon & Silver, Ltd.  The Unsecured Creditors’ Committee for DecisionLink appeared by and through its counsel, Lenard E. Schwartzer, Esq.; the United States Securities and Exchange Commission appeared by and through its counsel, Sarah D. Moyed, Esq.; and the Office of the United States Trustee appeared by and through Barry Jenkins, Esq.  All other appearances are reflected in the record.

The Court having considered the Plan, the Disclosure Statement, the representations of

(1) Except as specifically set forth herein, all capatalized terms herein shall have the meaning as provided in the Plan.

counsel made at the hearing, the Brief in Support of Confirmation of Joint Plan of Reorganization for DecisionLink, Inc. and FCI Environmental, Inc., and all oppositions thereto, and good cause appearing therefor;

IT IS ORDERED, ADJUDGED AND DECREED that due and proper notice of the Plan and the Confirmation Hearing have been provided to all parties entitled to notice.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with 11 U.S.C. § 1127(a), Article VIII of the Plan is modified and replaced in its entirety as follows:

VIII.                              CRITICAL PLAN PROVISIONS

Debtors’ Plan will be accomplished through the creation of a new entity called MO2, Inc., a Delaware corporation (“MO2”), whose address is 13111 N. Central Expressway, Suite 440, Dallas TX 75243, and telephone number: (214) 575-7600.  All references to “NEWCO” in the Plan shall refer to MO2.

On the Effective Date, all of the net assets of DecisionLink, except for those listed below, will be transferred to MO2, and MO2 shall thereafter continue the business previously conducted by the Debtors.  Net assets not transferred or conveyed in any way to MO2 are the common stock of: (i) Petro Tester, Inc.; (ii) Pandel Mergerco, Inc.; (iii) Intrex Data Communications, Inc.; (iv) Firebird Data Communications, Inc.; (v) Tank Link, LLC; and (vi) TankSat Solution, LLC, all as depicted in Article I above.  MO2 is not assuming any claim or obligation of any of these entities.

MO2’s common stock will not be registered under the Securities Act of 1933, as amended, or any state’s securities laws.  The holders of MO2 common stock cannot make any sale, assignment, or other transfer without registration under or exemption from such acts or laws.  As such, there will be no public market for MO2 common shares.  Potential sources of value from MO2’s common stock include, but are not limited to: (a) the sale of MO2 to a third party, (b) the public offering of MO2 common stock, and (c) dividends.  There is no likelihood that MO2 will declare or pay a dividend in the near future.

DecisionLink, the public shell, will not be sold as such a sale is not feasible.  All references in the Plan indicating that DecisionLink, the public shell, will or may be sold shall not be given effect.  The equity security holders in DecisionLink will continue to hold their equity securities.  MO2 is not assuming the Support Agreement (as hereinafter defined) with respect to the Class B Shares between Intrex and FiberChem as stated in Exhibit “6” hereto.  No representation or warranty of any kind is made in respect of the continued viability of DecisionLink.

As of the Effective Date, the intercompany charges owing to DecisionLink from FCI in the amount of $14,006,117.77 also will be cancelled.

On or about February 5, 2002, the Bankruptcy Court approved implementation of a key employee incentive plan (the “Key Employee Incentive Plan”) as follows:

a.                  A Key Employee Net Profits Bonus Pool (the “Net Profits Bonus Pool”) was established effective December 6, 2001, and equals ten percent (10%) of DecisionLink’s consolidated net profits, for all debtor and non-debtor affiliates, after taxes excluding any and all bankruptcy related costs (including legal and administrative costs) for the period beginning December 6, 2001 and ending upon the Effective Date.  The Net Profits Bonus Pool shall be payable in cash within sixty (60) days of the Effective Date.  It is contemplated that MO2 will also have a Net Profits Bonus Pool after the Effective Date.  There are no profits to be distributed pursuant to the Net Profits Bonus Pool.

b.                 A Key Employee Asset Value Bonus Pool (the “Asset Value Bonus Pool” and, together with the Net Profits Bonus Pool, the “Bonus Pools”) was established in 2002 and equals ten percent (10%) of the net enterprise value of MO2.  The Asset Value Bonus Pool shall be distributed in cash, stock or options so long as the Secured DIP Lender (as defined below) holds a majority interest in the surviving entity, or in cash if they do not.  The Asset Value Pool shall be payable upon the Effective Date of the Plan.  The effect of the Asset Value Pool is portrayed in Exhibit “7” hereto.

c.                  DecisionLink’s Board of Directors and the Chief Executive Officer shall designate the key employees for the purpose of allocating the Bonus Pools.  To qualify for participation in the Bonus Pools, an individual must have been employed by the company for at least six (6) months during the year for which such Bonus Pool is calculated, unless the payment is due to the confirmation of the Plan within six (6) months from the Petition Date, in which case the individual must be an employee on the date the Plan is submitted to the Bankruptcy Court.  Designation as a key employee is based on specific skill sets considered by the Board of Directors and Chief Executive Officer as essential to the success of Debtors’ reorganization plan and MO2’s future business model.  Debtors consider the Bonus Pools as essential for the retention of these key employees, and thus MO2’s future viability.

d.                 Without limiting the foregoing, the Debtors may also pay a fee (the “Fee”) to its Chief Executive Officer in the event that the Debtors, any subsidiary or any successor of the Debtors or subsidiary (any or all of the foregoing, the “Issuer”) raises any new capital, excluding the Debtor-in-Possession Loan from The Managed Convertible Fund, Remote Data Partners, and the Debtor Employee DIP Participation (as defined below), if any, (collectively the “Secured DIP Lender”) and any extensions or renewals thereof or new advances or loans from such lender.  The Fee shall be equal to a maximum of five percent (5%) of the gross cash proceeds to the issuer from the sale of common equity, three percent (3%) of the gross cash proceeds from the sale of preferred stock and one percent (1%) from the placement of debt including secured lines of credit.  In the case of placement of debt, the Fee shall be calculated on the basis of the aggregate gross proceeds available to the issuer at any one time under the debt placement.  No Fee is being paid in the case.

e.                  Without limiting the foregoing, a DecisionLink Director Pool (the “Director Pool”) was established in 2002 and equals two percent (2%) of the net enterprise value of MO2.  The Director Pool shall be distributed in cash, stock or options so long as the Secured DIP Lender holds a majority interest in the surviving entity, or in cash if they do not.  The Director Pool shall be payable upon the Effective Date of the Plan. The effect of the Asset Value Pool is portrayed in Exhibit “7” hereto.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with 11 U.S.C. § 1127(a), Article IX(c) of the Plan is modified with respect to the treatment of Classes 4, 5 and 6 as follows:

Class 4: General Unsecured Creditors Claims of DecisionLink and FCI (including claims of Debenture and Noteholders

Impaired, entitled to vote.  General Unsecured Claims of DecisionLink and FCI will receive shares of MO2 Common Stock in an aggregate amount equal to forty-three percent (43%) of the total authorized and issued shares in MO2 on a fully diluted basis.  The determination of how many shares a given General Unsecured Claim shall receive for its claim shall be determined by the following formula: the Allowed Unsecured Claim of that creditor shall be divided by the total of all Allowed Unsecured Claims, and then multiplied by forty three percent (43%) of the total number shares of authorized and issued MO2 Common Stock (e.g., the amount applicable to the unsecured claims).  Assuming the disallowance of all Disputed Claims as set forth in Exhibit “2”: (a) approximately 66% of the shares allocable to the General Unsecured Claims will be controlled by the Secured DIP Lender, and (b) the amount of authorized and issued MO2 Common Stock on a fully diluted basis will be approximately two hundred and fifty thousand (250,000) shares, prior to issuance of shares for fractional shares.  Resulting fractional shares will be rounded up to the next whole share.

MO2’s common stock will not be registered under the Securities Act of 1933, as amended, or any state’s securities laws.The holders of MO2 common stock cannot make any sale, assignment, or other transfer without registration under or exemption from such acts or laws. As such, there will be no public market for MO2 common shares.  Potential sources of value from MO2’s common stock include, but are not limited to: (a) the sale of MO2 to a third party, (b) the public offering of MO2 common stock, and (c) dividends.  There is no likelihood that MO2 will declare or pay a dividend in the near future.  MO2 shall, after the Effective Date, continue the business previously conducted by Debtors prior to the Effective Date.

Class 5: DecisionLink Preferred Equity Securities	Unimpaired, not entitled to vote. Holders of Preferred Series A and Series B Stock, and Special Series, in DecisionLink

on the Record Date will as a class retain such stock, but will not obtain an equity interest in MO2.

Class 6: Equity Securities (Shareholders)	Unimpaired, not entitled to vote. Holders of Equity Interests in DecisionLink on the Record Date will retain those equity interests, but will not obtain an equity interest in MO2.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with U.S.C. § 1127(a), Article XVI, and Exhibit “6” of the plan, are amended to provide that the following executory contracts or unexpired leases, which were originally listed as being assumed under the Plan, are now being rejected pursuant to 11 U.S.C. § 365 as follows:

(a)             The Las Vegas Facility Lease, and any and all amendments thereto, with Airport-Cheyenne Venture, LLC, is being rejected pursuant to the terms and subject to the conditions set forth in the Stipulation and Order Rejecting Unexpired Real Property Lease With Airport-Cheyenne Venture, LLC entered by the Court on March 7, 2003;

(b)            The Amended Arrangement Agreement between Fiberchem, Inc. and Intrex Data Communications Corp. dated as of May 26, 2000, and any and all exhibits and schedules thereto; and

(c)             The Support Agreement by and between FiberChem, Inc., Intrex Data Communications Corp., and each Intrex Class B Shareholder (the “Support Agreement”).

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with 11 U.S.C. § 1127(a), Article XIX(h) of the Plan is modified and replaced in its entirety as follows:

h.                 Discharge.

The Plan shall discharge all existing debts and claims of any kind, nature or description whatsoever against FCI or any of its assets or properties to the fullest extent permitted by Section 1141 of the Bankruptcy Code; upon the Effective Date, all existing claims against FCI shall be, and shall be deemed to be, discharged; all holders of claims shall be precluded from asserting against FCI or MO2, or any of their assets or properties, any other or further claims based upon any acts or omissions, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of claim.  DecisionLink will not receive a discharge in this case.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that that in accordance with 11 U.S.C. § 1127(a), Article XIX(j) of the Plan is modified and replaced in its entirety as follows:

Neither Debtors, Reorganized Debtors, MO2, or the Indenture Trustee in these cases, nor any of their respective present or former members, directors, officers,  employees, advisors, attorneys or agents, including but not limited to, Messers. Byron A. Denenberg, Irwin J. Gruverman, Phillip M. Plant, Peter A. Gerard and R. Kenyon Culver, shall have or incur any liability to the Debtors, any holder of a claim or equity security interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors or attorneys, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of these Chapter 11 cases, the pursuit of confirmation of the Plan, or the consummation of the Plan, except for their willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of these cases.  No Debtor, holder of a claim or equity security interest, or any other party in interest, including their respective agents, employees, representatives, financial advisors, or attorneys, shall have any right of action against Debtors, reorganized Debtors, MO2, or the Indenture Trustee, or any of their respective present or former members, directors, officers, employees, advisors, attorneys or agents, including but not limited to, Messers. Byron A. Denenberg, Irwin J. Gruverman, Phillip M. Plant, Peter A. Gerard and R. Kenyon Culver, for any act or omission in connection with, relating to, or arising out of these Chapter 11 cases, the pursuit of confirmation of the Plan, or the consummation of the Plan, except for their willful misconduct.

IT IS FURTHER ORDERED, ADJUDED AND DECREED that the modifications herein do not materially adversely affect any holder of a Claim or Interest, or other party in interest to the Plan.  As such, pursuant to Fed. R. Bankr. P. 3019, these modifications do not require additional disclosure pursuant to Section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the Plan under Section 1126 of the Bankruptcy Code, nor do they require the holders of Claim or Interests be afforded any opportunity to change previously case acceptances or rejections of the Plan.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with Article XIX(a) of the Plan, the provisions of the confirmed Plan bind the Debtors, any entity acquiring property under the Plan, and any creditor or equity security holder of the Debtors, even those who do not vote to accept the Plan.  The confirmation of the Plan will vest all property of the estate, except for that property specifically excluded in Article VIII, in MO2.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with Article XIX(i) of the Plan, and pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, distribution, transfer or exchange of the MO2 Common Stock or other Estate property; (ii) the creation, modification, consolidation or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with this Plan or the Confirmation Order; (iii) the making, assignment, modification or recording of any lease or sublease; or (iv) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state and local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that in accordance with Article XIX(m) of the Plan, the conveyance of the assets of the Debtors to MO2 shall be free and clear of all liens, claims, and encumbrances, except for those explicitly provided for in this Plan.  The conveyance of such assets shall be pursuant to instruments of conveyance as MO2 deems necessary.  All such instruments shall be prepared by MO2 and shall be in form satisfactory to MO2 in its sole discretion.  Debtors are authorized and directed to promptly execute all such instruments of conveyance and shall provide that such execution shall be binding in all respects.  Debtors are further authorized and directed to take such actions as may be helpful and necessary to accomplish the conveyance of the assets to MO2 on the Effective Date.

The Plan shall be conclusively deemed to be adequate notice that such lien, claim or encumbrance is being extinguished, and no notice, other than the Plan, shall be given to entities holding interest in such assets.  Any party having any lien, claim or encumbrance against any portion of the assets of the Debtors is conclusively deemed to have consented to the sale of such property free and clear of such lien, claim or encumbrance by failing to object to the confirmation of this Plan.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED pursuant to Article XIX(c) of the Plan and LR 3020(a), that until the entry of the final decree, Reorganized Debtors shall file with the clerk, not later than twenty (20) days after the end of the calendar quarter which occurs after the entry of this Order, a report of the action taken by Reorganized Debtors and the progress made toward consummation of the confirmed plan.  Said report shall include, at a minimum, the following information:

(A)       A schedule of any personal property costing more than $5,000 and any real property acquired, sold or disposed of since confirmation of the plan and the price paid for each;

(B)         A schedule listing each debt, the total amount required to be paid under the plan, the amount required to be paid to date, the amount actually paid to date, and the amount unpaid;

(C)         A schedule of executory contracts entered into after plan confirmation;

(D)        A statement listing each postpetition tax (i.e., income, payroll, property, sales), and payee and the amount actually paid;

(E)          The progress toward completion of the confirmed plan and a list and status of any pending adversary proceedings or motion and resolution expected; and

(F)          A statement regarding the status of payment of both pre-confirmation and post confirmation United States trustee quarterly fees.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Plan is hereby confirmed consensually by all Classes.

IT  IS  FURTHER  ORDERED,  ADJUDGED  AND DECREED that the Plan, subject to the modifications incorporated above, shall be, and hereby is, confirmed pursuant to 11 U.S.C. § 1129 and other applicable law.  Except as otherwise specifically set forth herein, the terms of the Plan are approved and incorporated into this Confirmation Order.

DATED this            day of                     , 2003.

UNITED STATES BANKRUPTCY JUDGE

Prepared and submitted by:	APPROVED/DISAPPROVED

GORDON & SILVER, LTD.	OFFICE OF THE U.S. TRUSTEE

By	By
WILLIAM M. NOALL, ESQ.	BARRY JENKINS
Nevada Bar No. 0229	600 Las Vegas Blvd., South
MATTHEW C. ZIRZOW, ESQ.	Suite 430
Nevada Bar No. 7222	Las Vegas, NV 89101
3960 Howard Hughes Parkway, 9th Fl.
Las Vegas, Nevada 89109
Attorneys for Debtors

APPROVED/DISAPPROVED	APPROVED/DISAPPROVED

SCHWARTZER & McPHERSON LAW FIRM
By
SARAH MOYED, ESQ.
By	5670 Wilshire Blvd., 11th Floor
LENARD E. SCHWARTZER, ESQ.	Los Angeles, CA 90036
Schwartzer & McPherson Law Firm
3800 Howard Hughes Pkwy, Suite 1100	Attorney for U.S. Securities &
Las Vegas, NV 89109	Exchange Commission

Attorney for DecisionLink’s Unsecured
Creditors’ Committee